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                                RIGHTS AGREEMENT


                                    between


                           QUORUM HEALTH GROUP, INC.


                                      and


                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA





                           Dated as of April 16, 1997





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

                              TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
Section 1.       Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 2.       Appointment of Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Section 3.       Issue of Right Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Section 4.       Form of Right Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 5.       Execution, Authentication and Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 6.       Registration, Registration of Transfer
                   and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 7.       Mutilated, Destroyed, Lost and Stolen
                   Right Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 8.       Exercise of Rights; Purchase Price;
                   Expiration Date of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 9.       Cancellation of Right Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 10.      Authorization of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 11.      Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 12.      Adjustment of Purchase Price, Number of
                   Shares or Number of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 13.      Certificate of Adjusted Purchase Price
                   or Number of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 14.      Consolidation, Merger or Sale or Transfer
                   of Assets or Earning Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 15.      Fractional Rights and Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Section 16.      Rights of Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 17.      Agreement of Right Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 18.      Right Certificate Holder Not Deemed a
                   Stockholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 19.      Concerning the Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 20.      Duties of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 21.      Merger or Consolidation or Change of
                   Name of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 22.      Change of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 23.      Issuance of New Right Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 24.      Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 25.      Mandatory Redemption and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 26.      Notice of Certain Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 27.      Securities Laws Registrations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 28.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 29.      Amendments, Supplements, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 30.      Determinations and Actions by the
                   Board of Directors, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 31.      Binding Effects; Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 32.      Benefits of this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 33.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 34.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 35.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 36.      Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                               INDEX TO EXHIBITS


Exhibit                                        Description
-------                                        -----------
A                                              Form of Right Certificate

B                                              Summary of Rights to
                                               Purchase Common Shares

                 RIGHTS AGREEMENT, dated as of April 16, 1997, between QUORUM HEALTH GROUP, INC., a Delaware corporation (the "Company"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, as Rights Agent (the "Rights Agent").

                 WHEREAS, the Board of Directors of the Company has authorized and declared a distribution of one Right for each share of Common Stock, $.01 par value (the "Common Stock"), of the Company outstanding on April 28, 1997, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between April 28, 1997 and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date;

                 WHEREAS, the Company desires to set forth certain terms and conditions governing the Rights; and

                 WHEREAS, the Company desires to appoint the Rights Agent to act as rights agent hereunder, in accordance with the terms and conditions hereof;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

                 Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

                 (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Voting Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any trustee of or fiduciary with respect to any such plan when acting in such capacity. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Voting Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Voting Shares of the Company then outstanding; provided, however that, if a Person shall become the Beneficial Owner of 15% or more of the Voting Shares of the Company then outstanding by reason of share purchases by the Company and shall after such share purchases by the Company and at a time when such Person is the Beneficial Owner of 15% or more of the Voting Shares of the Company then outstanding, become the Beneficial Owner of any additional Voting Shares of the Company, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring

Person", as defined pursuant to the prior sentence of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person", as defined pursuant to the prior sentence of this paragraph, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

                 (b) "Agreement" shall mean this Rights Agreement as hereafter amended from time to time.

                 (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b- 2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

                 (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities that (without duplication):

                      (i) such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of either Section 13 or 16 of the Exchange Act;

                      (ii) such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                      (iii) are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

                 provided, however, that, for purposes of each clause of this definition, a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; and provided, further, that, for purposes of each clause of this definition, a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security as a result of any agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report).

               Notwithstanding anything in this definition to the contrary, the phrase "then outstanding", when used with reference to a Person's Beneficial Ownership of securities of the Company (or to the number of such securities "beneficially owned"), shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder.

               (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or the state in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.

               (f) "Close of Business" on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

               (g) "Closing Price", with respect to any security, shall mean the last sale price, regular way, on a specific Trading Day or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such security is not then listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange or traded on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") on which such security is listed or admitted to trading or, if such security is not then listed or admitted to trading on any national securities exchange or the National Market System of NASDAQ, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such Trading Day such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. If such security is not publicly held or so listed or traded, "Closing Price" shall mean the fair value per unit of such security as determined in good faith by the Board of Directors of the Company, whose determination shall be described and the Closing Price set forth in a statement filed with the Rights Agent.

               (h) "Common Shares" when used with reference to the Company shall mean shares of capital stock of the Company that have no preference over any other class of stock with respect to dividends or assets, that are not redeemable at the option of the Company and with respect to which no sinking, purchase or similar fund is provided and shall initially mean the shares of Common Stock of the Company. "Common Shares" when used with reference to any Person other than the Company shall, if used with reference to a corporation, mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person and, if used with reference to any other Person, mean the equity interest in such Person (or, if the net worth determined in accordance with generally accepted accounting principles of another Person (other than an individual) that controls such first-mentioned Person is greater than such first-mentioned Person, then such other Person) with the greatest voting power or managerial power with respect to the business and affairs of such Person.

               (i) "Company" has the meaning set forth in the preamble to this Agreement.

               (j) "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Rights Agent.

               (k) "Corporate Trust Office" means the principal office of the Rights Agent at which it administers its corporate trust business, which, in the case of First Union National Bank of North Carolina, shall, until hereafter changed, be its office at 230 South Tryon Street, Charlotte, North Carolina 28288-1153 attention: Shareholder Services.

               (l) "Distribution Date" shall mean the earlier of (i) the tenth day after the Shares Acquisition Date and (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) of, or after the date of the first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of 15% or more of the then outstanding Voting Shares of the Company; provided, however, that an occurrence described in clause (ii) above shall not cause the occurrence of the Distribution Date if the Board of Directors of the Company shall, prior to such tenth Business Day (or such later date as described in clause (ii) above), determine that such tender or exchange offer is spurious, unless, thereafter, the Board of Directors of the Company shall make a contrary determination, in which event the Distribution Date shall occur on the later to occur of such tenth Business Day (or such later date as described in clause (ii) above) and the date of such latter determination.

               (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto.

               (n) "Final Expiration Date" shall mean the Close of Business on April 28, 2007.

               (o) "Person" shall mean any individual, firm, corporation, partnership, limited partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

               (p) "Purchase Price" shall mean the initial price at which the holder of a Right may, subject to the terms and conditions of this Agreement, purchase one-third (1/3) of a Common Share (which initial price is set forth in Section 8(b) hereof), as such price shall be adjusted pursuant to the terms of this Agreement.

               (q) "Redemption Date" shall mean the time at which the Rights are redeemed pursuant to Section 24 herein or the time at which all of the Rights are mandatorily redeemed and exchanged pursuant to Section 25 hereof.

               (r)  "Redemption Price" shall have the meaning specified in
Section 24(b) hereof.

               (s) "Right" shall mean one Common Share purchase right which initially represents the right of the registered holder thereof to purchase one-third (1/3) of a Common Share upon the terms and subject to the conditions herein set forth.

               (t) "Right Certificate" shall mean a certificate, in substantially the form of Exhibit A attached to this Agreement, evidencing the Rights registered in the name of the holder thereof.

               (u) "Rights Agent" shall mean First Union National Bank of North Carolina, a national banking association, and any successor thereto appointed in accordance with the terms hereof, in its capacity as agent for the Company and the holders of the Rights pursuant to this Agreement.

               (v) "Rights Register" and "Rights Registrar" shall have the meanings specified in Section 6.

               (w)  "Section 14 Event" shall mean any event described in clause
(i), (ii) or (iii) of Section 14(a) hereof.

               (x) "Shares Acquisition Date" shall mean the first date of public announcement (which for purposes of this definition shall include without limitation a report filed pursuant to Section 13(d) or Section 16(a) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

               (y) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the outstanding capital stock or other equity interests having ordinary voting power in the election of directors or similar officials is owned, directly or indirectly, by such Person.

               (z) "Summary of Rights" shall mean the Summary of Rights to Purchase Common Shares in substantially the form attached as Exhibit B to this Agreement.

               (aa) "Trading Day" shall mean a day on which the principal national securities exchange or the National Market System of NASDAQ on which any of the Voting Shares of the Company are listed or admitted to trading is open for the transaction of business or, if none of the Voting Shares of the Company is so listed or admitted to trading, a Business Day.

               (ab) A "Triggering Event" shall be deemed to have occurred upon any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becoming an Acquiring Person.

               (ac) "Voting Shares" shall mean (i) the Common Shares of the Company and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger or consolidation of the Company, any sale of all or substantially all of the Company's assets or any liquidation, dissolution or winding up of the Company. Whenever any provision of this Agreement requires a determination of whether a number of Voting Shares comprising a specified percentage of such Voting Shares is, was or will be beneficially owned or has been voted, tendered, acquired, sold or otherwise disposed of or a determination of whether a Person has offered or proposed to acquire a number of Voting Shares comprising such specified percentage, the number of Voting Shares comprising such specified percentage of Voting Shares shall in every such case be deemed to be the number of Voting Shares comprising the specified percentage of all the Company's then outstanding Voting Shares.

               (ad) "Wholly-Owned Subsidiary" of a Person shall mean any corporation or other entity all the outstanding capital stock or other equity interests of which having ordinary voting power in the election of directors or similar officials (other than directors' qualifying shares or similar interests) are owned, directly or indirectly, by such Person.

               Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

               Section 3. Issue of Right Certificates. (a) From and after April 28, 1997 until the Distribution Date, (i) outstanding Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for outstanding Common Shares of the Company and not by separate Right Certificates, and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the stock transfer records of the Company, a Right Certificate evidencing one Right for each Common Share so held. From and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

               (b) On May 5, 1997, or as soon thereafter as practicable, the Company will send a copy of the Summary of Rights, by first-class, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on April 28, 1997, at the address of such holder shown on the stock transfer records of the Company. With respect to Common Shares outstanding on April 28, 1997, the certificates evidencing such Common Shares shall thereafter also evidence the outstanding Rights (as such Rights may be amended or supplemented) distributed with respect thereto until the earlier of the Distribution Date and the date of surrender thereof to the Company's transfer agent for registration of transfer or exchange of Common Shares.
Until the Distribution Date (or, if earlier, the Redemption Date or Final Expiration Date), the surrender for registration of transfer or exchange of any certificate for Common Shares outstanding as of the Close of Business on April 28, 1997, with or without a copy of the Summary of Rights attached thereto, shall also constitute the surrender for registration of transfer or exchange of the outstanding Rights associated with the Common Shares represented thereby.

               (c) The Company agrees that, at any time after April 28, 1997 and prior to the Distribution Date (or, if earlier, the Redemption Date or Final Expiration Date) at which it issues any of its Common Shares upon original issue or out of treasury, it will concurrently distribute to the holder of such Common Shares one Right for each such Common Share, which Right shall be subject to the terms and provisions of this Agreement and will evidence the right to purchase one-third (1/3) of a Common Share at the same Purchase Price as the Rights then outstanding.

               (d) Certificates for Common Shares issued after April 28, 1997 but prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, whether upon registration of transfer or exchange of Common Shares outstanding on April 28, 1997 or upon original issue or out of treasury thereafter, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of April 16, 1997 (the "Rights Agreement"), between Quorum Health Group, Inc. and First Union National Bank of North Carolina, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Quorum Health Group, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Quorum Health Group, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

         As described in the Rights Agreement, Rights issued to or acquired by any Acquiring Person or any Affiliate or Associate thereof (each as defined in the Rights Agreement) shall, under certain circumstances, become null and void.

With respect to certificates containing the foregoing legend, until the Distribution Date, outstanding Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender of any such certificate for registration of transfer or exchange of the Common Shares evidenced thereby shall also constitute surrender for registration of transfer or exchange of outstanding Rights (as such Rights may be amended or supplemented) associated with the Common Shares represented thereby.

               (e) If the Company purchases or acquires any of its Common Shares after April 28, 1997, but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.

               Section 4. Form of Right Certificates. (a) The form of Right Certificates (and the forms of election to purchase Common Shares (or other securities) and of assignment to be printed on the reverse thereof) shall in form and substance be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or admitted to trading or as may be necessary to conform to usage. The Right Certificates shall be in a machine printable format and in a form reasonably satisfactory to the Rights Agent. Subject to the provisions of Section 23 hereof, the Right Certificates, whenever issued, shall be dated as of the date of authentication thereof, but, regardless of any adjustments of the Purchase Price or the number of Common Shares (or other securities) as to which a Right is exercisable (whether pursuant to this Agreement or any future amendments or supplements to this Agreement), or both, occurring after April 28, 1997 and prior to the date of such authentication, such Right Certificates may, on their face, without invalidating or otherwise affecting any such adjustment, expressly entitle the holders thereof to purchase such number of Common Shares at the Purchase Price per one-third (1/3) of a Common Share as to which a Right would be exercisable if the Distribution Date were April 28, 1997; no adjustment of the Purchase Price or the number of Common Shares (or other securities) as to which a Right is exercisable, or both, effected subsequent to the date of authentication of any Right Certificate shall be invalidated or otherwise affected by the fact that such adjustment is not expressly reflected on the face or in the provisions of such Right Certificate.

               (b) Pending the preparation of definitive Right Certificates, the Company may execute, and upon Company Order the Rights Agent shall authenticate and send, at the Company's expense, by first-class, insured, postage-prepaid mail to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, temporary Right Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Right Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Right Certificates may determine, as evidenced by their execution of such Right Certificates. If temporary Right Certificates are issued, the Company will cause definitive Right Certificates to be prepared without unreasonable delay. After the preparation of definitive Right Certificates, the temporary Right Certificates shall be exchangeable for definitive Right Certificates, upon surrender of the temporary Right Certificates at the Corporate Trust Office of the Rights Agent, without charge to the holder. Upon surrender for cancellation of any one or more temporary Right Certificates, the Company shall execute and the Rights Agent shall authenticate and deliver in exchange therefor one or more definitive Right Certificates, evidencing a like number of Rights. Until so exchanged, the temporary Right Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Right Certificates.

               (c)  Any Rights Certificate issued pursuant to Section 3(a) or
Section 23 hereof that represents Rights beneficially owned by: (1) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a Transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding that has a primary purpose or effect avoidance of Section 8(e) hereof, and any Rights Certificate issued pursuant to Section 6, Section 7 or Section 12 hereof upon transfer, exchange, replacement or adjustment of any other Right

Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

         The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 8(e) of the Rights Agreement.

               Section 5. Execution, Authentication and Delivery. (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Right Certificates may be manual or facsimile.

               (b) Right Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Right Certificates or did not hold such offices at the date of authentication of such Right Certificates. At any time and from time to time after the execution and delivery of this Agreement and prior to the Distribution Date, the Company may deliver Right Certificates executed by the Company to the Rights Agent for authentication, together with a Company Order for the authentication and delivery of such Right Certificates; and the Rights Agent in accordance with such Company Order shall authenticate and deliver such Right Certificates as in this Agreement provided and not otherwise.

               (c) No Right Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Right Certificate a certificate of authentication substantially in the form provided for herein executed by the Rights Agent by manual signature of an authorized signatory, which need not be the same authorized signatory for all of the Right Certificates, and such certificate upon any Right Certificate shall be conclusive evidence, and the only evidence, that such Right Certificate has been authenticated and delivered hereunder.

               Section 6.  Registration, Registration of Transfer and Exchange.
(a) From and after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Company shall cause to be kept at the Corporate Trust Office of the Rights Agent a Rights Register (a "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Right Certificates and of transfers of Rights. The Rights Agent is hereby appointed the registrar and transfer agent (the "Rights Registrar") for the purpose of registering Right Certificates and transfers of Rights as herein provided and the Rights Agent agrees to maintain such Rights Register in accordance with such regulations so long as it continues to be designated as Rights Registrar hereunder. Upon surrender to the Rights Agent for registration of transfer of any Right Certificate, the Company shall execute, and the Rights Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Right Certificates evidencing a like number of Rights.

               (b) At the option of the holder, Right Certificates may be exchanged for other Right Certificates upon surrender of the Right Certificates to be exchanged to the Rights Agent. Whenever any Right Certificates are so surrendered for exchange, the Company shall execute, and the Rights Agent shall authenticate and deliver, the Right Certificates which the holder making the exchange is entitled to receive.

               (c) All Right Certificates issued upon any registration of transfer or exchange of Right Certificates shall be the valid obligations of the Company, evidencing the same Rights, and entitled to the same benefits under this Agreement, as the Right Certificates surrendered upon such registration of transfer or exchange.

               (d) Every Right Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Rights Agent) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Rights Registrar duly executed, by the holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Right Certificates, but the Company may require payment by the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Right Certificates, other than exchanges not involving any transfer. The provisions of this
Section 6 shall be subject to the provisions of Section 15.

               Section 7. Mutilated, Destroyed, Lost and Stolen Right Certificates. (a) If any mutilated Right Certificate is surrendered to the Rights Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, the Company shall execute and the Rights Agent shall authenticate and deliver in exchange therefor a new Right Certificate of like tenor, for a like number of Rights and bearing a registration number not contemporaneously outstanding.

               (b) If there shall be delivered to the Company and the Rights Agent (i) evidence to their satisfaction of the destruction, loss or theft of a Right Certificate and (ii) such security or indemnity, if any, as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Rights Agent that such Right Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Right Certificate, a new Right Certificate of like tenor, for a like number of Rights and bearing a registration number not contemporaneously outstanding.

               (c) Upon the issuance of any new Right Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

               (d) Every new Right Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Right Certificate shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Right Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Right Certificates duly issued hereunder.

               (e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Right Certificates.

               Section 8. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its Corporate Trust Office, together with payment of the Purchase Price for each one-third (1/3) of a Common Share (or other securities) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time of redemption on the Redemption Date and (iii) the time at which such Rights are mandatorily redeemed and exchanged as provided in Section 25 hereof.

               (b) The Purchase Price for each one-third (1/3) of a Common Share pursuant to the exercise of a Right shall initially be one hundred fifty dollars ($150), shall be subject to adjustment from time to time as provided in Sections 12 and 14 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

               (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the securities to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 10 in cash, or by certified check or cashier's check payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares (or other securities) certificates for such number of Common Shares (or other securities) as are to be purchased and registered in such name or names as may be designated by the registered holder of such Right Certificate or, if appropriate, in the name of a depositary agent or its nominee, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) promptly after receipt of such certificates registered in such name or names as may be designated by such holder, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of such holder.

               (d) If the registered holder of the Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equal to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 15 hereof.

               (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Triggering Event or a
Section 14 Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after an Acquiring Person becomes such (a "Post Transferee"), (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the primary purpose or effect of avoidance of this Section 8(e) (a

"Prior Transferee") or (iv) any subsequent transferee receiving transferred Rights from a Post Transferee or a Prior Transferee, either directly or through one or more intermediate transferees, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provisions of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 8(e) and Section 4(c) hereof are complied with, but shall have no liability to any holder of Right Certificates or to any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any such Acquiring Person's Affiliates, Associates or transferees hereunder.

               Section 9. Cancellation of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer or exchange shall, if surrendered to the Company or to any of its other agents, be delivered to the Rights Agent for such purpose and for cancellation or, if surrendered to the Rights Agent for such purpose, shall be canceled by it. No Right Certificates shall be authenticated in lieu of or in exchange for any Right Certificates canceled as provided in this Section 9 except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation, and the Rights Agent shall so cancel, any other Right Certificate purchased or acquired by the Company. The Rights Agent shall deliver all canceled Right Certificates to the Company.

               Section 10. Authorization of Shares. (a) The Company shall not be required, but covenants and agrees that it will use its best efforts, to cause to be reserved and kept available out of and to the extent of its authorized and unissued shares of Common Stock not reserved for another purpose (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Shares and/or other securities), the number of Common Shares (and, following the occurrence of the Triggering Event, Common Shares and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

               (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares of the Company issued upon exercise of Rights shall (subject to payment of the Purchase Price) be duly authorized, validly issued, fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares of the Company upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates for Common Shares of the Company upon exercise of Rights evidenced by Right Certificates in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for transfer or exercise or to issue or deliver any certificates for Common Shares of the Company upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender thereof) or until it has been established to the Company's satisfaction that no such tax is due.

               Section 11. Record Date. Each Person in whose name any certificate for Common Shares of the Company is issued upon the exercise of, or upon mandatory redemption and exchange of, Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, (i) in the case of the exercise of Rights, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made, or (ii) in the case of the mandatory redemption and exchange of Rights, the date of such mandatory redemption and exchange; provided, however, that, if the date of such surrender and mandatory redemption and exchange is a date upon which the transfer books of the Company for its Common Shares are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books of the Company are open. Prior to the exercise of (or the mandatory redemption and exchange of) the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Common Shares of the Company for which the Rights shall be exercisable, including without limitation the rights to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive my notice of any proceedings of the Company, except as provided herein.

               Section 12. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kind of shares of capital stock of the Company covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 12.

               (a) (i) If the Company shall at any time (A) declare a dividend on its Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 12(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised thereafter shall be entitled to receive, upon payment of the Purchase Price for the number of one-third Common Shares for which a Right was exercisable immediately prior to such date, the aggregate number and kind of shares of capital stock which, if such Right had been duly exercised immediately prior to such date (at a time when the Common Shares transfer books of the Company were open), such holder would have acquired upon such exercise and been entitled to receive upon payment or effectuation of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both Section 12(a)(i) and Section 12(a)(ii), the adjustment provided for in this Section 12(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
Section 12(a)(ii).

                      (i) Subject to action of the Board of Directors of the Company pursuant to Section 25 of this Agreement, if any Person shall become an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one-third Common Shares for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one-third Common Shares for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 12(d)) on the date such Person became an Acquiring Person. If any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights.

                      (ii) Notwithstanding any other provision of this Agreement, from and after the time any Person shall become an Acquiring Person, any Rights that are or were acquired or beneficially owned by any such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to this Agreement that represents Rights beneficially owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or by any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or to any Associate or Affiliate thereof or to any nominee (acting in its capacity as such) of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or to any Associate or Affiliate thereof or to any nominee (acting in its capacity as such) of such Acquiring Person, Associate or Affiliate shall be canceled.

                      (iii) In lieu of issuing Common Shares in accordance with the foregoing subparagraph (i) or Section 25 hereof, the Company may, if the Board of Directors determines that such action is necessary or appropriate and not contrary to the interest of holder of Rights (and, in the event that the number of Common Shares which are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other then upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights, or if any necessary regulatory approval for such issuance has not been obtained by the Company, the Company shall): either (i) call a meeting of stockholders seeking approval to cause sufficient additional shares to be authorized and take all such additional action as is within its power to provide for the authorization of such additional shares (provided that if such approval is not obtained the Company will take the action specified in clause (ii) of this sentence) or (ii) take such action as shall be necessary to ensure and provide, to the extent permitted by applicable law and any agreements or instruments in effect on the Shares Acquisition Date to which the Company is a party, that each Right shall thereafter constitute the right to receive, in the Company's discretion, either (x) in return for the Purchase Price, cash or debt or equity securities (including, in the Company's discretion, any available Common Shares or shares or units of shares of any series of preferred stock which the Board of Directors of the Company has deemed to have the same value as Common Shares) or other assets (or a combination thereof) having a fair value equal to twice the Purchase Price, or (y) if the Company elects to exchange the Rights in accordance with Section 25, debt or equity securities (including, in the Company's discretion, any available Common Shares or shares or units of shares of any series of preferred stock which the Board of Directors of the Company has deemed to have the same value as Common Shares) or other assets (or a combination thereof) having a fair value equal to the product of the current per share market price of a Common Share as of the Shares Acquisition

         Date (determined pursuant to Section 12(d)) multiplied by the number of Common Shares that the holder of the Rights would be entitled to receive from the Company in mandatory redemption of, and in exchange for, the outstanding Rights pursuant to Section 25, where in any case set forth in (x) or (y) above the fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm.

               (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as the Common Shares ("equivalent common shares")) or securities convertible into or exchangeable for Common Shares or equivalent common shares at a price per Common Share or equivalent common share (together with any additional consideration required upon conversion or exchange in the case of a security convertible into or exchangeable for Common Shares or equivalent common shares), less than the current per share market price of the Common Shares (determined pursuant to Section 12(d) on such record date), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (together with the aggregate of any additional consideration required upon conversion or exchange in the case of any convertible or exchangeable securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into or for which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). In case all or part of such subscription or purchase price may be paid in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company or any of its Subsidiaries shall not be deemed outstanding for the purpose of any computation described in this Section 12(b). The adjustment described in this Section 12(b) shall be made successively whenever such a record date is fixed; and, if none of such rights, options or warrants is so issued, the Purchase

Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (c) If the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 12(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Common Shares (determined pursuant to Section 12(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be such current per share market price of the Common Shares. Such adjustments shall be made successively whenever such a record date is fixed; and, if such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (d) For the purpose of any computation hereunder, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily Closing Prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date; provided, however, that, if the issuer of such Common Shares shall announce (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares or (B) any subdivision, combination or reclassification of such Common Shares, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall occur during such period of 30 Trading Days, then, and in each such case, the current per share market price of the Common Shares shall be appropriately adjusted to reflect the current market price per Common Share equivalent.

               (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided; however, that any adjustments which by reason of this Section 12(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share, as the case may be, and references herein to the "number of Common Shares" (or similar phrases) shall be construed to include fractions of a Common Share. Notwithstanding the first sentence of this Section 12(e), any adjustment required by this Section 12 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the thirtieth day preceding the Final Expiration Date.

               (f) If as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 12, and the provisions of this Agreement, including without limitation Sections 8, 10, 11 and 14, with respect to the Common Shares shall apply on like terms to any such other shares.

               (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall, whether or not the Right Certificate evidencing such Rights reflects such adjusted Purchase Price, evidence the right to purchase, at the adjusted Purchase Price, the number of one-third Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

               (h) Unless the Company shall have exercised its election as provided in Section 12(i), upon each adjustment of the Purchase Price pursuant to Section 12(b) or 12(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price per one-third of a Common Share, that number of one-third Common Shares obtained by (i) multiplying (x) the number of one-third shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

               (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights outstanding in lieu of any adjustment in the number of one-third Common Shares purchasable upon the exercise of a Right. Each Right outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-third Common Shares for which a Right was exercisable immediately prior to such adjustment of the Purchase Price. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten- thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement, along with simultaneous written notice to the Rights Agent, of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. Until such record date, however, any adjustment in the number of one-third Common Shares for which a Right shall be exercisable made as required by this Agreement shall remain in effect. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 12(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and authenticated in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

               (j) Irrespective of any adjustment or change in the Purchase Price or the number of one-third Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one-third Common Shares which were expressed in the initial Right Certificates issued hereunder.

               (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the par or stated value, if any, of the number of Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue as fully paid and nonassessable shares such number of Common Shares at such adjusted Purchase Price.

               (l) In any case in which this Section 12 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Common Shares or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided; however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

               (m) Anything in this Section 12 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 12, as and to the extent that it in its sole discretion shall determine to be advisable in order that any combination or subdivision of the Common Shares, issuance wholly for cash of any of the Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, dividends on Common Shares payable in Common Shares or issuance of rights, options or warrants referred to in subsection (b) of this Section 12, hereafter effected by the Company to holders of its Common Shares shall not be taxable to such stockholders.

               Section 13. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 12 or 14 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Common Shares of the Company a copy of such certificate and (c) mail a brief summary thereof to each holder of record of a Right Certificate in accordance with Section 28 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate.

               Section 14. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that, following the Distribution Date, directly or indirectly:

                      (i) the Company shall consolidate with, or merge with and into, any other Person;

                      (ii) any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with any such merger, all or part of the Common Shares of the Company shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or

                      (iii)   the Company shall sell or otherwise transfer
         (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or a series of two or more transactions, assets of the Company or its Subsidiaries which constitute more than 50% of the assets or which produce more than 50% of the earning power of the Company and its Subsidiaries (taken as a whole) to any Person or any Affiliate or Associate of such Person other than the Company or one or more of its Wholly Owned Subsidiaries, then, and in each such case, the Company agrees that, as a condition to engaging in any such transaction, it will make or cause to be made proper provision so that

                                (A)   each holder of a Right (except as
               otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) or, if such other Person is a Subsidiary of another Person, of the Person or Persons (other than individuals) which ultimately control such first-mentioned Person, as shall be equal to the result obtained by (X) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to
               Section 12(a)(ii)) and dividing that product by (Y) 50% of the current per share market price of the Common Shares of such other Person (determined pursuant to Section 12(d)) on the date of consummation of such consolidation, merger, sale or transfer;

                                (B)   the issuer of such Common Shares shall
               thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

                                (C) the term "Company", as used herein, shall thereafter be deemed to refer to such issuer; and

                                (D)   such issuer shall take such steps
               (including without limitation the reservation of a sufficient number of shares of its Common Shares in accordance with Section
               10) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.

               (b) "Principal Party" shall mean, in the case of any transaction described in clause (i), (ii) or (iii) of Section 14(a), the Person or Acquiring Person referred to therein (or such Person's or Acquiring Person's successor, including, if applicable, the Company, if it is the surviving corporation), provided, however, that in any such case, (i) if such Person is a direct or indirect Subsidiary of another Person, "Principal Party" shall refer to such other Person and (ii) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, "Principal Party" shall refer to whichever of such Person is the issuer of the Common Shares having the greatest aggregate value and provided, further, transactions described in clause (iii) hereof, "Principal Party" shall refer to that person receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions.

               (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have excused and delivered to the Rights Agent an agreement supplemental to this Agreement complying with the provisions of this Section 14.

               (d) If, for any reason, the Rights cannot be exercised for Common Shares of such Principal Party as provided in Section 14(a), then each holder of Rights shall have the right to exchange its Rights for cash from such Principal Party in an amount equal to the number of Common Shares that it would otherwise be entitled to purchase multiplied by 50% of the current per share market price, as determined pursuant to 12(d) hereof, of such Common Shares of such Principal Party. If, for any reason, the foregoing formulation cannot be applied to determine the cash amount into which Rights are exchangeable, then the Board of Directors, based upon the advice of one or more nationally recognized investment banking firms, and based upon the total value of the Company, shall determine such amount reasonably and with good faith to the holders of Rights. Any such determination shall be final and binding on the Rights Agent.

               (e) For the purposes of this Section 14, 50% of the assets of the Company and its Subsidiaries shall be determined by reference to the book value of such assets as set forth in the most recent consolidated balance sheet of the Company and its Subsidiaries (which need not be audited) and 50% of the earning power of the Company and its Subsidiaries shall be determined by reference to the mathematical average of the operating income resulting from the operations of the Company and its Subsidiaries for the two most recent full fiscal years as set forth in the consolidated and consolidating financial statements of the Company and its Subsidiaries for such years; provided; however, that if the Company has, during such period, engaged in one or more transactions to which purchase accounting is applicable, such determination shall be made by reference to the pro forma operating income of the Company and its Subsidiaries giving effect to such transactions as if they had occurred at the commencement of such two-year period.

               (f) The provisions of this Section 14 shall similarly apply to successive mergers or consolidations or sales or other transfers.

               Section 15. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue or distribute Right Certificates which evidence fractional Rights. If, on the Distribution Date or thereafter, as a result of any adjustment effected pursuant to Section 12(i) or otherwise hereunder, a Person would otherwise be entitled to receive a Right Certificate evidencing a fractional Right, the Company shall, in lieu thereof, pay or cause to be paid to such Person an amount in cash equal to the same fraction of the current market value of a whole Right. For the purpose of this Section 15(a), the current market value of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

               (b) The Company shall not be required to issue fractions of Common Shares (other than fractions which are integral multiples of one-third of a Common Share) upon exercise of the Rights or to distribute scrip or certificates which evidence fractional Common Shares (other than fractions which are integral multiples of one-third of a Common Share). If, on the Distribution Date or thereafter, a Person would otherwise be entitled to receive a fractional Common Share (other than fractions which are integral multiples of one-third of a Common Share), the Company shall, in lieu thereof, pay to such Person at the time such Right is exercised as herein provided an amount in cash equal to the same fraction (which is not an integral multiple of one-third of a Common Share) of the current market value of one Common Share. For purposes of this Section 15(b), the current market value of a Common Share shall be the Closing Price of a Common Share for the Trading Day immediately prior to the date of such exercise.

               (c) Should any adjustment contemplated by Section 12(a)(ii) or any mandatory redemption and exchange contemplated by Section 25 occur, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute scrip or certificates which evidence fractional Common Shares. If after any such adjustment or mandatory redemption and exchange, a Person would otherwise be entitled to receive a fractional Common Share of the Company upon exercise of any Right Certificate or upon mandatory redemption and exchange as contemplated by Section 25, the Company shall, in lieu thereof, pay to such Person at the time such Right is exercised as herein provided or upon such mandatory redemption and exchange an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 15(c), the current market value of a Common Share shall be the Closing Price of a Common Share for the Trading Day immediately prior to the date of such exercise or the date of such mandatory redemption and exchange.

               (d) The holder of a Right by the acceptance thereof expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or mandatory redemption and exchange of a Right (except as provided above).

               Section 16. Rights of Action. (a) All rights of action in respect of the obligations and duties owed to the holders of the Rights under this Agreement are vested in the registered holders of the Rights; and, without the consent of the Rights Agent or of the holder of any other Rights, any registered holder of any Rights may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding, judicial or otherwise, against the Company to enforce, or otherwise to act in respect of, such holder's right to exercise such Rights in the manner provided in the Right Certificate evidencing such Rights and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

               (b) No right or remedy herein conferred upon or reserved to the registered holder of Rights is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy, whether hereunder or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               (c) No delay or omission of any registered holder of Rights to exercise any right or remedy accruing hereunder shall impair any such right or remedy or constitute a waiver of any default hereunder or an acquiescence therein. Every right and remedy given hereunder or by law to such holders may be exercised from time to time, and as often as may be deemed expedient, by such holders.

               Section 17. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

               (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares of the Company;

               (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the Corporate Trust Office of the Rights Agent duly endorsed or accompanied by a proper instrument of transfer, along with such other and further documentation as the Rights Agent may reasonably request;

               (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares Certificate made by anyone other than the Company or the Rights Agent) for all purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

               (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturnedas soon as practicable.

               Section 18. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right (whether or not then evidenced by a Right Certificate) shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares of the Company or any other securities of the Company which may at any time be issuable on the exercise (or mandatory redemption and exchange) of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon any such holder, as such, any of the rights of a stockholder of the Company, including without limitation any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 26) or to receive dividends or subscription rights until the Right or Rights evidenced by such Right Certificate shall have been exercised (or mandatorily redeemed and exchanged) in accordance with the provisions hereof.

               Section 19. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent such compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and expenses and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, its directors, officers, employees and agents for, and to hold each of them harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent or such other indemnified party, for anything done or omitted by the Rights Agent or such other indemnified party in connection with the acceptance and administration of this Agreement or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability in the premises.

               (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for Common Shares of the Company or other securities of the Company, Company Order, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be executed by the proper person or persons and, where necessary, verified or acknowledged, or otherwise upon the advice of its counsel as set forth in Section 20 hereof.

               (c) The provisions of this Section 19 shall survive the expiration of the Rights and the termination of this Agreement.

               Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

               (a) The Rights Agent may consult with legal counsel of its selection (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

               (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person reasonably believed by the Rights Agent to be any one of the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent, and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               (c) The Rights Agent shall be liable hereunder to the Company or any other Person only for its own gross negligence, bad faith or willful misconduct.

               (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its authentication thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

               (e) The Rights Agent shall not have any responsibility with respect to the validity of any provision of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or with respect to the validity or execution of any Right Certificate (except its authentication thereof); nor shall it be responsible for any breach by the

Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 12(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in this Agreement, or the ascertainment of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable; nor shall the Rights Agent be responsible for the legality of the terms hereof in its capacity as an administrative agent.

               (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

               (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be any one of the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any other date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

               (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company.

               (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct as long as the Rights Agent was not grossly negligent in the selection thereof.

               (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

               (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the portion of the form of assignment or form of election to purchase (as the case may be) certifying that the Rights are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof has not been completed or indicates that such Rights are beneficially owned by such Person, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without the written consent of the Company.

               (l) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of election to exercise attached to any Right Certificate unless the Rights Agent shall have actual knowledge that, as executed, such certification is untrue, or (ii) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

               (m) The Company agrees to give the Rights Agent prompt written notice of any event or ownership which would prohibit the exercise or transfer of the Right Certificates.

               (n) Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

               Section 21. Merger or Consolidation or Change of Name of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been authenticated but not delivered, any such successor Rights Agent may adopt the authentication of the predecessor Rights Agent and deliver such Right Certificates so authenticated, and, if at that time any of the Right Certificates shall not have been authenticated, any successor Rights Agent may authenticate such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

               (b) If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been authenticated but not delivered, the Rights Agent may adopt the authentication under its prior name and deliver Right Certificates so authenticated; and, in case at that time any of the Right Certificates shall not have been authenticated, the Rights Agent may authenticate such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

               Section 22. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Right Certificate (or, prior to the Distribution Date, of Common Shares), then the Rights Agent or any registered holder of a Right Certificate (or, prior to the Distribution Date, of Common Shares) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Common Shares of the Company and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

               Section 23.  Issuance of New Right Certificates.
Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

               Section 24. Redemption. (a) The Rights may be redeemed by action of the Board of Directors of the Company pursuant to paragraph (b) of this Section 24, or may be redeemed and exchanged by action of the Board of Directors of the Company pursuant to Section 25 herein, but shall not be redeemed in any other manner.

               (b) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth Business Day after such time any Person becomes an Acquiring Person and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of one cent ($.01) per Right then outstanding, appropriately adjusted to reflect any adjustment in the number of Rights outstanding pursuant to Section 12(i) herein (such redemption price being hereinafter referred to as the "Redemption Price"). Any such redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

               (c) The right of the registered holders of Right Certificates to exercise the Rights evidenced thereby or, if the Distribution Date has not theretofore occurred, the inchoate right of the registered holders of Rights to exercise the same shall, without notice to such holders or to the Rights Agent and without further action, terminate and be of no further force or effect effective as of the time of adoption by the Board of Directors of the Company of a resolution authorizing and directing the redemption of the Rights pursuant to paragraph (b) of this Section 24 (or, alternatively, if the Board of Directors qualified such action as to time, basis or conditions, then at such time, on such basis and with such conditions as the Board of Directors may have established pursuant to such paragraph (b)); thereafter, the only right of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any redemption resolution pursuant to paragraph
(b) of this Section 24; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after the adoption of any redemption resolution pursuant to paragraph (b) of this Section 24, the Company shall give notice of such redemption to the Rights Agent and to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agents for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

               (d) Neither the Company nor any of its Affiliates or Associates may acquire (other than, in the case of such Affiliates and Associates, in their capacity as holders of Common Shares of the Company), redeem or purchase for value any Rights at any time in any manner other than as specifically set forth in this Section 24 or in Section 25 herein, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

               Section 25. Mandatory Redemption and Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, issue Common Shares of the Company in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 12(a)(ii) hereof) at an exchange ratio of one Common Share for each two Common Shares for which each Right is then exercisable pursuant to the provisions of Section 12(a)(ii) hereof. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such redemption and exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any such Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Shares then outstanding.

               (b) Immediately upon the action of the Board of Directors of the Company ordering the mandatory redemption and exchange of any Rights pursuant to subsection (a) of this Section 25 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive such number of Common Shares as is provided in paragraph (a) of this Section 25. The Company shall promptly give public notice of any such redemption and exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption and exchange. The Company promptly shall mail a notice of any such redemption and exchange, to the Rights Agent and to all the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of mandatory redemption and exchange shall state the method by which the redemption and exchange of the Common Shares for Rights will be effected and, in the event of any partial redemption and exchange, the number of Rights which will be redeemed and exchanged. Any partial redemption and exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 12(a)(ii) hereof) held by each holder of Rights.

               Section 26. Notice of Certain Events. If the Company shall, on or after the Distribution Date, propose (a) to pay any dividend or other distribution payable in stock of any class of the Company or any Subsidiary of the Company to the holders of its Common Shares, (b) to offer to the holders of its Common Shares rights, options or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights, options or warrants, (c) to make any other distribution to the holders of its Common Shares (other than a regular quarterly cash dividend), (d) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (e) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (determined as provided in Section 14 hereof) to, any other Person (other than the Company or a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries), (f) to effect the liquidation, dissolution or winding up of the Company or (g) if the Rights have theretofore become exercisable with respect to Common Shares pursuant to Section 12(a)(ii) herein, to declare or pay any dividend or other distribution on the Common Shares payable in Common Shares or in stock of any other class of the Company or any Subsidiary of the Company or to effect a subdivision or combination of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 28 hereof, notice of such proposed action, which shall specify the date of authorization by the Board of Directors of the Company of, and record date for, such stock dividend or such distribution of rights or warrants or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up, subdivision or combination is to take place and the date of participation therein by the holders of the Common Shares of the Company if any such date is to be fixed. Such notice shall be so given in the case of any action covered by clause (a), (b), (c) or (g) above at least 20 days prior to the record date for determining holders of the Common Shares of the Company, for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares of the Company, whichever shall be the earlier.

               If any of the events set forth in Section 12(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 28 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to, holders of Rights under Section 12(a)(ii) hereof.

               Section 27. Securities Laws Registrations. To the extent legally required, the Company agrees that it will prepare and file, no later than the Distribution Date, and will use its best efforts to cause to be declared effective, a registration statement under the Securities Act Of 1933, as amended, registering the offering, sale and delivery of the Common Shares issuable upon exercise of the Rights, and the Company will, thereafter, use its best efforts to maintain such registration statement (or another) continuously in effect so long as any Rights remain outstanding and exercisable with respect to Common Shares. Should the Rights become exercisable with respect to securities of the Company or one of its Subsidiaries other than Common Shares, the Company agrees that it will, to the extent legally required, promptly thereafter prepare and file, or cause to be prepared and filed, and will use its best efforts to cause to be declared effective, a registration statement under such Act registering the offering, sale and delivery of such other securities and the Company will, thereafter, use its best efforts to maintain such registration statement (or another) continuously in effect so long as any outstanding Rights are exercisable with respect to such securities. The Company further agrees to use its best efforts, from and after the Distribution Date, to qualify or register for sale the Common Shares or other securities of the Company or one of its Subsidiaries issuable upon exercise of the Rights under the securities or "blue sky" laws (to the extent legally required thereunder) of all jurisdictions in which registered holders of Right Certificates reside determined by reference to the Rights Register.

               Section 28. Notices. All notices or demands which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered or mailed by nationally recognized overnight courier, or registered or certified mail postage prepaid, as follows:

               If to the Company, to it at:

               Quorum Health Group, Inc.
               103 Continental Place
               Brentwood, Tennessee  37027

               Attention: Secretary

               with a copy to:

               Reboul, MacMurray, Hewitt, Maynard & Kristol
               45 Rockefeller Plaza
               New York, New York 10111

               Attention: Robert A. Schwed, Esq.

               If to the Rights Agent, to it at:

               First Union National Bank of North Carolina
               230 South Tryon Street
               Charlotte, North Carolina 28288-1153
               Attention:  Shareholder Services

or such other address or addresses as the Company, on the one hand, or the Rights Agent, on the other hand, shall have designated by notice to the other in writing.

               Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the Rights Register of the Company or, prior to the Distribution Date, on the stock transfer records for the Common Shares of the Company.

               Section 29. Amendments, Supplements, Etc. The Company may from time to time supplement or amend any this Agreement (which supplement or amendment shall be evidenced by a writing signed by the Company and the Rights Agent) without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (iii) to make any other provisions in regard to matters or questions arising hereunder, or to add, delete, modify or otherwise amend any provision, which the Company may deem necessary or desirable, including without limitation changing the Final Expiration Date and, provided that at the time of such amendment or supplement the Distribution Date has not occurred, the period during which the Rights may be redeemed; provided, however, that, from and after such time as any Person becomes an Acquiring Person, any such amendment or supplement shall not materially and adversely affect the interests of the holders of Right Certificates. Without limiting the foregoing, the Board of Directors of the Company may by resolution adopted at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the threshold set forth in the definitions of Acquiring Person and Distribution Date herein from 15% to a percentage not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Voting Shares then known to the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any trustee of or fiduciary with respect to any such plan when acting in such capacity), and (ii) 10% if the Board of Directors shall determine that a Person whose interests are adverse to the Company and is stockholders may seek to acquire control of the Company.

               Notwithstanding any other provision hereof, the Rights Agent's consent must be obtained regarding any amendment or supplement pursuant to this
Section 29 which alters the Rights Agent's rights or duties.

               Section 30. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of Voting Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Voting Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations as in effect on the date hereof. Except as otherwise specifically provided herein, the Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company or any member thereof to any liability to the holders of the Rights.

               Section 31. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement.

               Section 32. Benefits of this Agreement. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any person other than the Company, the Rights Agent and the registered holders of Right Certificates (and, prior to the Distribution Date, registered holders of Common Shares) any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights.

               Section 33. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

               Section 34. Governing Law. This Agreement and each Right Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

               Section 35. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall together constitute but one agreement.

               Section 36. Headings. Headings of articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

               IN WITNESS WHEREOF, this Rights Agreement has been duly executed and delivered by the parties hereto as of the date first above written.


                                        QUORUM HEALTH GROUP, INC.

ATTEST:


By                                      By:
   ----------------------------             ------------------------------------
   Name:                                    Name:
   Title:                                   Title:



                                        FIRST UNION NATIONAL BANK OF
                                          NORTH CAROLINA
                                          As Rights Agent

Attest:


By                                      By
   ----------------------------             ------------------------------------
   Name:                                    Name:
   Title:                                   Title:

                                                                       EXHIBIT A

                           Form of Right Certificate


Certificate No. R-                                             __________ Rights

          NOT EXERCISABLE AFTER APRIL 28, 2007 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.O1 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                               Right Certificate

                           QUORUM HEALTH GROUP, INC.

          This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 16, 1997 (the "Rights Agreement"), between QUORUM HEALTH GROUP, INC., a Delaware corporation (the "Company"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York, New York time, on April 28, 2007, at the Corporate Trust Office of the Rights Agent (or at the office of its successor as Rights Agent), one-third (1/3) of a fully paid nonassessable share of Common Stock, $.01 par value (the "Common Shares"), of the Company, at a purchase price of one hundred fifty dollars ($150) per one-third (1/3) of a Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one-third of a Common Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of April 28, 1997, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one-third of a Common Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon that happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the Corporate Trust Office of the Rights Agent.

          This Right Certificate, with or without other Right Certificates, upon surrender at the Corporate Trust Office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificate surrendered. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged by the Company in whole or in part for Common Shares.

          No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples on one-third of a Common Share), but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

          No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be entitled to any benefit under the Rights Agreement or be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated as of

ATTEST:                                 QUORUM HEALTH
GROUP, INC.



By:                                     By:
   ----------------------------             ------------------------------------
   Name:                                    Name:
   Title:                                   Title:


Countersigned:

FIRST UNION NATIONAL BANK
  OF NORTH CAROLINA, as
  Rights Agent


By:
   ----------------------------
   Name:
   Title:

                   Form of Reverse Side of Right Certificate)

                               FORM OF ASSIGNMENT

            (To be executed by the registered holder if such holder
                   desires to transfer the Right Certificate)


               FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers unto _____________________________________________________________
________________________________________________________________________________
                (Please print name and address of transferee)

____________________________________________________________ this Right
Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________________
Attorney, to transfer the Right Certificate on the books of the within-named Company, with full power of substitution.

Dated as of ____________, ____.



                                                 _______________________________
                                                 Signature

Signature Guarantee:

Signatures must be guaranteed.

________________________________________________________________________________

                    [To be executed if statement is correct]

               The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                                 _______________________________
                                                 Signature

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate)


TO QUORUM HEALTH GROUP, INC.:

               The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the Common Shares (or other securities) issuable upon the exercise of such Rights and requests that certificates for such Common Shares (or other securities) be issued in the name of:

Please insert social security
or other identifying number:

_____________________________


________________________________________________________________________________
                        (Please print name and address)


________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:

_____________________________

________________________________________________________________________________
                        (Please print name and address)


________________________________________________________________________________

Dated as of ____________, ____.



                                                  ______________________________
                                                  Signature

Signature Guaranteed:

Signature must be guaranteed.


________________________________________________________________________________

                    [To be executed if statement is correct]

               The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                                  ______________________________
                                                  Signature

               The signature in the foregoing Form of Assignment or Form of Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

               In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       EXHIBIT B

                           QUORUM HEALTH GROUP, INC.

                            STOCKHOLDER RIGHTS PLAN


                  SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES

               On April 16, 1997, the Board of Directors of Quorum Health Group, Inc. (the "Company"), authorized the issuance of one common share purchase right (a "Right") with respect to each outstanding share of common stock, $.01 par value (the "Common Shares"), of the Company. The rights were issued on April 28, 1997 to the holders of record of Common Shares on that date. Each Right entitles the registered holder to purchase from the Company one-third of a Common Share at a price of $150.00 per one-third of a Common Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated April 16, 1997, between the Company and First Union National Bank of North Carolina, as Rights Agent (the "Rights Agent").

               Detachment of Rights: Exercise. Initially, the Rights will attach to all Common Share certificates representing outstanding shares and no separate Right Certificate will be distributed. The Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Voting Shares (as defined in the Rights Agreement) of the Company, and (ii) 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Voting Shares.

               Until the Distribution Date (or earlier redemption or expiration of the Rights) (i) the Rights will be evidenced, with respect to any of the Common Shares outstanding on April 28, 1997, by the certificates representing such Common Shares, (ii) the Rights will be transferred with and only with the Common Shares, (iii) new Common Share certificates issued after April 28, 1997, upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iv) the surrender for transfer of any certificates for Common Shares outstanding as of April 28, 1997, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

               As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

               The Rights are not exercisable until the Distribution Date. The Rights will expire on April 28, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is changed or the Rights are earlier redeemed or exchanged by the Company as described below.

               If a person or group were to acquire 15% or more of the Voting Shares of the Company, each Right then outstanding (other than Rights beneficially owned by the Acquiring Person which would become null and void) would become a right to buy that number of Common Shares that at the time of such acquisition would have a market value of two times the Purchase Price of the Right.

               If the Company were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

               Registration and Listing of Common Shares. The offer and sale of the Common Shares issuable upon exercise of the Rights will be registered with the Securities and Exchange Commission but such registration will not be effective until the Rights become exercisable. The Rights themselves are listed on the NASDAQ National Market System. As described above, however, the Rights will not be transferable separately from the Common Stock until the Distribution Date.

               Antidilution and Other Adjustments. The number of Common Shares or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, are subject to customary adjustments from time to time to prevent dilution.

               The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common

Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

               Exchange Option. At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Voting Shares of the Company and before the acquisition by a person or group of 50% or more of the outstanding Voting Shares of the Company, the Board of Directors may, at its option, issue Common Shares in mandatory redemption of, or in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such Acquiring Person or group which would become null and void) at an exchange ratio of one Common Share for each two Common Shares for which each Right is then exercisable, subject to adjustment

               Redemption of Rights. At any time prior to the tenth business day after the first public announcement that a person or group has become the beneficial owner of 15% or more of the outstanding Voting Shares, the Board of Directors of the Company may redeem all, but not less than all, of the then outstanding Rights at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

               No Rights as Stockholder. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

               Amendment of Rights. The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to change the Final Expiration Date, and, provided a Distribution Date has not occurred, to extend the period during which the Rights may be redeemed, except that after the Distribution Date no such amendment may materially and adversely affect the interests of the holders of the Rights.

               THIS SUMMARY DESCRIPTION OF THE RIGHTS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RIGHTS AGREEMENT, WHICH IS HEREBY INCORPORATED HEREIN BY REFERENCE.

               A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated April 17, 1997. A copy of the Rights Agreement is available free of charge from the Company.

                         Legend for Stock Certificates


               THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN QUORUM HEALTH GROUP, INC. AND FIRST UNION NATIONAL BANK OF NORTH CAROLINA, AS RIGHTS AGENT, DATED AS OF APRIL 16, 1997 (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF QUORUM HEALTH GROUP, INC. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. QUORUM HEALTH GROUP, INC. WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. AS DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR ACQUIRED BY ANY ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (EACH AS DEFINED IN THE RIGHTS AGREEMENT) SHALL, UNDER CERTAIN CIRCUMSTANCES, BECOME NULL AND VOID.